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                                                                    EXHIBIT 23.3

                [LETTERHEAD OF KIRKLAND ALBRECHT APPEARS HERE]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements of The Ryan Company, Inc. included in the Quanta Services, Inc. Current Report on Form 8-K filed on June 17, 1999 and to all references to our Firm included in this registration statement.

KIRKLAND ALBRECHT AND COMPANY, P.C.

/s/ KIRKLAND ALBRECHT AND COMPANY, P.C.

Braintree, Massachusetts
June 22, 1999